Exhibit 10.1

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("Agreement") is entered into as of the 14th day of January, 2002, (the "Effective Date") by and between PROFILE, LLC, a Delaware limited liability company ("Profile") and PRO URO CARE INC., a Minnesota corporation ("Licensee").

                                    RECITALS

         WHEREAS, Profile owns or has licensed the Licensed Technology (defined below); and

         WHEREAS, the parties desire for Licensee to be granted an exclusive license to the Licensed Technology in the defined field of use, subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         As used herein, capitalized terms will have the meanings set forth below.

         1.1 "Affiliate" shall mean any entity that controls, is controlled by or is under common control with a party hereto. "Control" shall mean the possession of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise. Profile represents that each of ArMed, Inc. and ArMed L.L.C. are not an Affiliate of Profile, within the meaning of this definition.

         1.2 "Confidential Information" shall mean any confidential or proprietary information embodied in the Devices or Licensed Technology, and any information which relates to any research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

         1.3 "Devices" shall mean any composition of matter, material or product that is either covered by the Licensed Patents or the Licensed Know-how, or whose manufacture, use or sale would constitute, but for the license granted to Licensee pursuant to this agreement, an infringement of any pending or issued claim within the Licensed Patents.

         1.4 "Field of Use" shall mean the diagnosis of and the treatment of (a) benign prostatic hyperplasia; (b) prostatitis; (c) prostate cancer; or (d) any other conditions of or disorders of the prostate, whether healthy or diseased, and any other condition of urologic disorder which may be diagnosed, imaged or treated using any diagnostic or imaging process.

         1.5 "Licensed Know-how" means all techniques, inventions, practices, methods, knowledge, skill, experience, bench testing information, and all other information and data relating to the Licensed Patents or the Field of Use, and which are now or in the future owned or licensed, by Profile or its Affiliates.

         1.6 "Licensed Names" means any Names as defined in Section 2.3 which are included in the license, made hereunder pursuant to the provisions of
Section 2.3 (it being understood that there may be no such Names).



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         1.7 "Licensed Patents" means (a) the patents and patent applications listed on Exhibit A hereto, (b) any future patents and patent applications pertaining to or that have application in the Field of Use, and which are owned or licensed, by Profile, and (c) all foreign counterparts, all substitutions, extensions, reissues, renewals, continuations and continuations in part relating to any Licensed Patents and their foreign counterparts, and which are owned or licensed, by Profile or its Affiliates. Exhibit A shall be updated by the parties as needed from time to time during the term of this Agreement.

         1.8 "Licensed Technology" means (a) the inventions, discoveries, processes, devices and/or claims covered under the Licensed Patents; and (b) the Licensed Know-how, and (c) the Licensed Names (if any).

         1.9 "Net Sales" means all revenues recognized in accordance with generally accepted accounting principles relating to the sale of Devices by or for Licensee, less transportation charges, discounts actually taken, credits allowed for defective or returned goods, and other allowances (actually paid or allowed, including but not limited to, prompt payment and volume discounts, charge backs from wholesalers and other allowances granted to the end commercial customer of the Devices, whether in cash or trade), insurance and sales and other taxes based on sales prices when included in gross sales, but not including taxes assessed on income derived from such sales.

                                    ARTICLE 2

                     GRANT OF LICENSE AND OTHER OBLIGATIONS

         2.1 License Grant. Subject to the terms and conditions of this Agreement, Profile hereby grants to Licensee an exclusive, worldwide, royalty-bearing, limited license under the Licensed Technology to make, have made, import, use, sell and have sold the Devices solely within the Field of Use.

         2.2 Degree of Exclusivity. Except as otherwise provided herein, the license granted in Section 2.1 shall be exclusive for the life of the Agreement. As used herein, "exclusive" shall mean that Profile may not grant any other license to any other third party of the Licensed Technology, in whole or in part, within the Field of Use, and that Profile and its Affiliates may not practice any claim encompassed within the foregoing within the Field of Use. Notwithstanding the foregoing, Profile and other third parties reserve the right to make, to have made, use or sell, directly or through others, for any products embodying or otherwise using the Licensed Technology for applications outside the Field of Use.

         2.3 Name License. To the extent Profile owns any name, trade name, trademark or other designation (collectively, "Names") that are used in connection with the Licensed Technology, said Names shall be included in and subject to the license granted in Section 2.1.

         2.4 Sublicense. Licensee may grant to third parties a sublicense to manufacture, use, import or sell Devices, provided that a least a majority of the members of Licensee's Board of Directors (the "Board") approves such sublicense.

         2.5 Licensed Know-how. Profile will provide or make available all Licensed Knowhow to Licensee in a timely manner.



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                                    ARTICLE 3

                                    OWNERSHIP

         Licensee acknowledges and agrees that, as between Profile and Licensee, Profile shall retain all rights to the Licensed Technology, and Licensee shall have no rights in the Licensed Technology other than those rights expressly granted to Licensee under this Agreement.

                                    ARTICLE 4

                                  CONSIDERATION

         4.1 Calculation and Payment of Royalties. Beginning on the Effective Date, Licensee shall pay to Profile an ongoing royalty pursuant to this Section 4.1.

                  (a) Calculation of Royalties. Within thirty (30) days after the end of each calendar quarter, Licensee shall pay to Profile a royalty at the percentage indicated in the chart below on the Net Sales of all Devices sold or distributed during such calendar quarter. The applicable percentage rate depends on the level of Net Sales achieved during each calendar year, and is as follows:

                  Sales During Calendar Year             Royalty Rate
                  --------------------------             ------------

                  From $0 to $30,000,000                   3.05%

                  $30,000,001 to $100,000,000              2.05%

                  Over $100,000,000                        1.05%

                  (b) Payment of Royalties. At the same time that it makes payments of royalties due with respect to a calendar quarter, Licensee shall deliver to Profile a true and complete accounting of sales of Devices and receipts from those sales during the quarter, with a separate accounting of sales and receipts by country and a calculation of the royalty payment due Profile for such calendar quarter. If no sales of Devices were made in such quarter, then Licensee's statement shall be a statement to such effect. Licensee hereby covenants that if it desires to sell, lease or otherwise place any Devices in exchange for consideration in a manner that makes it impractical to calculate the royalty due, it will not do so without first devising a mechanism for the calculation of royalties thereon and obtaining Profile's prior written consent for such mechanism.

         4.2 Foreign Payments. In transactions giving rise to an obligation to make payment hereunder with respect to which Licensee receives payment in a currency other than U.S. Dollars, all payments required to be made by Licensee under Section 4.1 shall be. converted, prior to payment, into U.S. Dollars at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the calendar quarter in which such transaction occurred. If Licensee is prevented from making any payment under this Agreement by virtue of the laws of the country from which the payment is to be made, Licensee may deposit the amount that has accrued to Profile's account in the currency of such country in a bank in such country that is acceptable to Profile.

         4.3 Overdue Payments. Payments due to Profile hereunder shall, if not paid when due under the terms of this Agreement, bear simple interest at the lesser of 1.5% per month or the highest rate permitted by law, calculated on the basis of a 360-day year for the number of days actually elapsed, beginning on the due date and ending on the day prior to the day on which payment is made in full. Interest accruing under this Section shall be due to Profile on demand. The accrual or receipt by Profile of interest under this Section shall not constitute a waiver by Profile of any right it may otherwise have to declare a default under this Agreement or to terminate this Agreement.



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

                                    ARTICLE 5

                                OTHER OBLIGATIONS

         5.1 Licensee Responsibility. Licensee shall direct, and shall diligently proceed with the development, manufacture, and sale of Devices within the Field of Use and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands therefor. During the time period commencing on the Effective Date and ending on the earlier of December 31, 2002 or the date of a Qualifying Transaction, as defined in Section 7.2 below, it is agreed that Licensee will fund development of the Licensed Technology for the Field of Use at an average rate of not less than $25,000 per month and not in excess of $35,000 per month. The parties acknowledge that the nature of such development means that payments will not necessarily be incurred on a regular monthly basis. Therefore, compliance with the requirements of this Section shall be determined based on average monthly expenditures during six (6) month periods, with the first such period to commence on the Effective Date, the second such period to commence on the date six (6) months after the Effective Date, and so on.

         5.2 Patent Protection and Prosecution. Commencing on the Effective Date, Licensee shall be responsible for the patent prosecution and legal work necessary to maintain the Licensed Patents for applications in the Field of Use. In connection with these activities, the parties have the following agreements and understandings:

                  (a) During the time period commencing on the Effective Date and through the date of a Qualifying Transaction, all decisions about prosecution of any patent or patent application will be made jointly by Profile and Licensee, with the decisions to be mutually acceptable to both parties. In this connection, it is understood that expenditures shall be determined in the exercise of the parties' reasonable business judgment, taking into account expected returns from the expenditures. After the date of a Qualifying Transaction, the decisions regarding prosecution of any patents or patent applications shall be made by the board of Licensee in the exercise of its reasonable business judgment. Wherever the Board of Licensee makes a decision that it will not continue to maintain a patent, Licensee shall promptly advise Profile of this decision so that Profile may decide whether or not it wishes to pay the maintenance fees.

                  (b) Where an expenditure is of a nature that it will provide benefits which apply both in the Field of Use and outside the Field of Use, the parties shall reach agreement as to how the expenditure shall be shared between Profile and Licensee, based upon a reasonable apportionment of such expenses between Licensee and Profile. Licensee shall not be responsible for patent prosecution and legal work relating to the Licensed Patents outside of the Field of Use, and Profile shall determine, in its discretion, whether it wishes to incur such expenses.

                  (c) Exhibit B attached hereto outlines the expenditures which are expected to be required during the next twelve (12) months. The parties have agreed that these are the expenditures which will be made in or about this time period.

                  (d) The Board of Licensee shall determine the nature and extent of expenditures which will be incurred by Licensee pursuant to this section, in the exercise of the Board's reasonable business judgment. For these purposes, the Board shall consider and take into account the amount and timing of expenses, and the potential benefit to Licensee, considering both possible revenues which might be received, the risk that the revenues will not be achieved, and the expected cost; as well as other germane factors.



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                  (e) Profile represents that Exhibit C attached hereto lists, in reasonable detail, the type and amount of expenditures made by Profile, or its predecessors in interest, with respect to the Licensed Technology for patent prosecution and legal work for applications in the Field of Use.

                  (f) The parties agree that Licensee shall determine the professionals to be used for patent prosecution and activities under this Section, subject to the consent of Profile, such consent not to be unreasonably withheld or delayed. Without limiting Licensee's right to designate other professionals, Profile hereby consents to the use of firm of Fish & Richardson for these purposes.

                  (g) Licensee will keep Profile informed on a regular basis of the status of the License Patents and the actions taken under this Section.

         5.3 Government Approvals. As between the parties, Licensee shall be solely obligated to obtain all necessary governmental approvals for the manufacture, use, and sale of Devices within the Field of Use in the United States or any other countries. It is understood that decisions on what governmental approvals should be obtained shall be made by Licensee in the exercise of its reasonable business judgment.

         5.4 Progress Reports. Beginning at the end of the first anniversary of the Effective Date and annually thereafter, Licensee shall submit to Profile a summary progress report covering Licensee's activities in the preceding year related to the development and testing of all Devices within the Field of Use and Licensee's progress, if any, in obtaining governmental approvals necessary for marketing such products. Such progress reports shall include, but not be limited to, a summary of the following topics: research and development work completed; key scientific discoveries; work in progress; current schedule of anticipated events or milestones; and market plans for introduction of new or additional Devices.

         5.5 Patent Marking. Licensee shall mark all Devices made, used, or sold under the terms of this Agreement, or their containers, in accordance with 35 U.S.C. ss. 287(a) or any other successor statute in the United States and the applicable patent marking laws of any other country. Upon Profile' written request, Licensee shall furnish reasonable and representative samples of the Devices to demonstrate compliance with this Section.

         5.6 Insurance. Licensee, at its sole cost and expense, shall insure its activities in connection with the exercise of its license under this Agreement in an appropriate amount at all times. Without limiting the foregoing, Licensee shall obtain, keep in force, and maintain, at a minimum, Comprehensive or Commercial Form General Liability Insurance (contractual liability included) or an equivalent program of self-insurance with appropriate limits, which limits will increase as needed depending on the activities of Licensee (i.e., more coverage once human testing begins). Licensor shall be named as an additional insured on any such policies.

                                    ARTICLE 6

                                 CONFIDENTIALITY

         6.1 Confidentiality. During the term of this Agreement and thereafter, each party hereto will maintain in confidence all Confidential Information disclosed by the other party hereto. Neither party will use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the disclosing party will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.



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

         6.2 Exceptions. The obligations of confidentiality contained in Section
6.1 will not apply to the extent that it can be established by the receiving party by competent written proof that such Confidential Information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

                  (b) was generally available to the public or otherwise; part of the public domain at the time of its disclosure to the other party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                  (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the other party not to disclose such information to others.

         The parties agree that the material financial terms of this Agreement will also be considered Confidential Information of both parties.

         6.3 Authorized Disclosure. Each party may disclose the Confidential Information to the extent such disclosure is reasonably necessary in complying with applicable governmental regulations, provided that if such party is required to make any such disclosure of the Confidential Information it will to the extent practicable give reasonable advance notice to the other party of such disclosure requirement so that confidential treatment of the information required to be disclosed may be secured.

                                    ARTICLE 7

                                TERM; TERMINATION

         7.1 Term. This Agreement will commence on the Effective Date and, unless sooner terminated as provided hereunder, will terminate upon the later of
(i) the date of the expiration of the last to expire patent included in the Licensed Technology, or (ii) the date that the Licensee permanently ceases the sale of Devices hereunder.

         7.2 Termination by Profile. Profile may terminate this Agreement in accordance with the following:

                  (a) Failure to Make Timely Payment. Profile ma; y terminate this Agreement upon ten (10) days written notice if Licensee fails to timely make any payment to Profile required by this Agreement and fails to cure the nonpayment within ten (10) days of written notice thereof from Licensee.

                  (b) Failure to Capitalize. Profile may terminate this Agreement upon thirty (30) days written notice to Licensee, unless on or before December 31, 2002 (i) Licensee has obtained equity financing in an amount which is not less than $5,000,000, and (ii) Licensee has t least $1,500,000, which is available and designated for the development of a diagnostic system based on the Licensed Technology under budgets approved by the Board of Licensee. (For purposes of this Agreement, achievement of these requirements is referred to as a "Qualifying Transaction". In this connection, it is understood that Licensee may obtain financing referred to in this Section, either through direct investments by investors, or by a merger or other form of acquisition of business combination, which results in the requisite amounts being obtained.



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

         Notwithstanding the foregoing, if before the expiration of the 30 day period referred to in the notice, Licensee achieves a Qualifying Transaction (even if it is after December 31, 2002), the termination shall not be effective, and this License shall remain in full force and effect.

         7.3 Termination by Either Party. This Agreement may be terminated by either party upon written notice if the other party breaches a material provision of this Agreement, and does not cure such breach within sixty (b0) days of written notice thereof.

         7.4 Effect of Termination.

               (a) Termination of License. Upon termination or expiration of this Agreement for any reason, the license granted to Licensee pursuant to ~3,ection 2.1 shall automatically terminate. Licensee shall immediately cease all use of the Licensed Technology, including all Licensed Technology included in the Devices, and shall provide a written account to Profile of the following within fifteen (15) days of termination:

               (1) All development in progress; sales of Devices made but not shipped; inventory of Devices on hand as well as work in process;

               (2) Royalties due but not paid up to date of termination.

               (b) Return of Confidential Information. Within thirty (30) days of termination of this Agreement for any reason, both parties shall return or destroy all copies of the other party's Confidential Information and shall provide written certification of such destruction upon request of the other party.

               (c) Royalty Obligation. Licensee acknowledges that the termination of this Agreement by either party for any reason shall not absolve Licensee of its payment and other obligations under Section 4.1(b).

               (d) Survival. In the event of termination of this Agreement, Articles 3, 4, b, 8, 9,10,11 and 12 shall survive.

               (e) Return of Stock. In the event of any termination of this Agreement other than pursuant to clauses (i) or (ii) of Section 7.1, Profile shall promptly return and reconvey to Licensee all shares of stock of Licensee which have been issued to Profile, including any such shares issued pursuant to that certain Stock Purchase Agreement, dated contemporaneously herewith between Profile and Licensee (the "Stock Purchase Agreement"). In reconveying said shares, Profile shall warrant that it is conveying good and marketable title thereto, free of all liens and encumbrances, but shall make no other warranty with respect to said shares of stock. Notwithstanding the foregoing,

                  (1) if the notice of termination is delivered after the "Public Company Date", as defined below, then (i) if Licensee delivers the notice of termination, Profile shall not be obligated to return any shares of stock, and (ii) if Profile delivers the notice of termination, Profile shall only be required to return a number of shares equal to fifty percent (50%) of the number of shares which, absent this provision, Profile would be required to return. In this connection, it is specifically understood that after the Public Company Date, where Profile is obligated to return fifty percent (50%) of the shares, the shares returned need not be the identical shares issued to Profile, but may be made up of shares which Profile has purchased or otherwise obtained;



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

                  (2) if Profile delivers written notice of termination pursuant to Section 7.2(a) for failure to pay royalties and if, in said notice, Profile provides Licensee with ninety (90) days to cure the non-payment rather than ten (10) days, then, if the cure is not effectuated by the end of the ninety (90) day period and Profile completes the termination, Profile will not be required to return any shares of stock.

         For these purposes, the "Public Company Date" shall mean the first date on which Licensee is either a public company with shares of stock which are publicly traded, or a direct or indirect subsidiary of a company which is a public company with shares of stock which are publicly traded; provided, however, that if Licensee becomes a public company through an initial public offering, the "Public Company Date" shall be the expiration date of any lock-up period on the shares of Profile required by the underwriters of the initial public offering.

                                    ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

         8.1 Representations and Warranties. Each party hereby :represents and warrants:

                  (a) Corporate Power. Such party is duly organized and validly existing under the laws of the state of its incorporation or formation and has full corporate or limited liability company, as applicable, power and authority to enter into this Agreement and to carry out the provisions hereof.

                  (b) Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         8.2 Representations and Warranties of Licensee. Licensee hereby represents and warrants to Profile the following:

                  (a) Performance; Noninfringement. Licensee hereby represents and warrants to Profile that it will perform its obligations hereunder in a lawful, businesslike and professional manner and that, to the knowledge of Licensee, the Devices do not infringe on any patent, copyright or trade secret of a third party.

         8.3 Representations and Warranties of Profile. Profile hereby represents and warrants to Licensee the following:

                  (a) Right to Grant License. Profile, to its knowledge, has all rights necessary to grant the license hereunder to Licensee.

                  (b) No Infringement Claims. As of the Effective Date, to the knowledge of Profile, the Licensed Technology does not infringe, and there are no claims that the Licensed Technology infringes, any patent, copyright or trade secret of a third party.



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                  (c) Licensed Technology. To the knowledge of Profile, the
Licensed Technology includes all inventions, discoveries, processes, devices and/or claims covered under patents, and all techniques, inventions, practices, methods, knowledge, skill, experience, bench testing information, and other information and data (collectively, "Know-how"), which Profile or its Affiliates own or have the right to sublicense for use in the Field of 'Use. In addition, Profile owns or has the rights to, and the Licensed Technology includes, all inventions, discoveries, processes, devices and/or claims covered under patents, or applications therefor, and all Knowhow and all other assets which were previously owned by ArMed, Inc. or ArMed L.L.C. or in which ArMed, Inc. or ArMed L.L.C. previously had an interest, which relate to the Licensed Technology.

                                    ARTICLE 9

                    INDEMNIFICATION, LIABILITY, INFRINGEMENT

         9.1 Indemnification by Licensee. Licensee hereby agrees to indemnify, defend and hold Profile harmless from any third party suit, claim or other legal action ("Legal Action") that alleges the Devices, or any of them, infringe any patent, copyright, trade secret, trademark or other proprietary right, including any reasonable costs or legal fees thereby incurred by Profile, except to the extent Profile is required to indemnify and hold harmless Licensee pursuant to
Section 9.2, and except that this obligation shall not apply to the extent any infringement, whether or not known, existed on the date the Licensed Technology was licensed to Licensee hereunder. Licensee shall also indemnify, defend and hold Profile harmless against any Legal Action resulting from or arising out of Licensee's performance under or breach of this Agreement, including, but not limited to, any damages, losses or liabilities, whatsoever with respect to death or injury to any person and damage to any property arising from the design, possession, manufacture, use, sale, support, servicing or administration of the Devices. Profile shall give Licensee written notice of any Legal Action within twenty (20) days of Profile's first knowledge thereof.

         9.2 Indemnification by Profile. Profile hereby agrees to indemnify, defend and hold Licensee harmless from any Legal Action arising out of or resulting from Profile's breach of the warranties contained in Section 8.3, including any reasonable legal fees thereby incurred by Licensee, except to the extent Licensee is required to indemnify Profile under Section 9.1. Licensee shall give Profile written notice of any Legal Action within twenty (20) days of Licensee's first knowledge thereof.

         9.3 Suit for Infringement by Others. In the event Licensee becomes aware of any actual or threatened infringement of all or any part of the Licensed Technology including, without limitation, the patents contained therein, Licensee shall promptly notify Profile and Licensee shall, in its sole discretion, determine whether to commence infringement proceedings against the alleged third party infringer. Profile shall cooperate in such proceedings as reasonably requested by Licensee, and at Licensee's expense. If Licensee does not bring such action within six (6) months from date on which Licensee notified Profile of such infringement, Profile may bring such action at its own expense. If Profile commences infringement proceedings, Licensee shall cooperate in such proceedings, as reasonably requested by Profile, and at Profile's expense. In any litigation undertaken by either party against an accused infringer, neither party shall agree to any settlement, court order or consent without the other party's written consent to the terms thereof, which consent will not be unreasonably withheld. The party commencing litigation against an alleged third party infringer shall be entitled to retain any and all proceeds from such suit.

                                   ARTICLE 10

              LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES

         10.1 Waiver of Consequential Damages. EXCEPT FOR ANY USE OF THE LICENSED TECHNOLOGY BY LICENSEE OUTSIDE OF THE SCOPE OF THE LICENSE GRANTED IN
SECTION 2 HEREOF, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL, SPECIAL, OR CONSEQUEr1TIAL DAMAGES OR FOR ANY CLAIM BY ANY OTHER PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE GRANTING OF THE LICENSE HEREUNDER, OR THE DESIGN, MANUFACTURE, USE OR SALE OF THE LICENSED TECHNOLOGY OR DEVICES.



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         10.2 Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED HEREIN,
PROFILE IS PROVIDING THE LICENSED TECHNOLOGY AND ANY EQUIPMENT OR OTHER MATERIALS PROVIDED HEREUNDER "AS IS," AND PROFILE HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LEVIITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THE LICENSED TECHNOLOGY AND ANY EQUIPMENT OR OTHER MATERIALS PROVIDED HEREUNDER. Without limiting the generality of the foregoing, Profile expressly does not warrant the accuracy, safety, or usefulness for any purpose, of the Licensed Technology, any equipment or other materials provided or made available by Profile hereunder or the Devices. Nothing contained in this Agreement shall bi-, construed as either a warranty or representation by Profile as to the validity or scope of any patents contained in the Licensed Technology, and Profile assumes no liability in respect of any infringement of any patent or other right of third parties due to the activities of Licensee or any sublicensee under this Agreement, subject to Section 8.3(b) above.

                                   ARTICLE 11

                                 RECORDS; AUDIT

         11.1 Records Retention. Licensee will keep complete and accurate records pertaining to the sale of the Devices. Such records will be maintained for a three (3) year period following the year in which any such payments were made hereunder.

         11.2 Audit Request. Profile will have the right to engage, at, its own expense, an independent, certified public accountant reasonably acceptable to Licensee, to examine Licensee's records from time to time as may be necessary to determine, with respect to any calendar year, the correctness of any report or payment made under this Agreement. If any such audit reveals an underpayment of more than five percent (5%) of the correct amount of royalties due hereunder, such audit will be at the expense of Licensee. If any audit conducted on behalf of Profile shows that Licensee underpaid the royalties due to Profile under the licenses herein as to the period subject to the audit, then Licensee shall immediately pay to Profile any such deficiency with interest thereon at an annual rate equal to 2% above the U.S. dollar reference rate ("prime rate") charged from time to time by Citibank, N.A. from the date due until paid or at such lower rate as shall be the maximum rate permitted by law.

         11.3 Survival. This Article 11 will survive any termination of this Agreement for a period of three (3) years.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

         12.1 Entire Agreement. This Agreement (including the Exhibits, schedules and other documents referred to herein), the Stock Purchase Agreement and the emended and Restated Shareholder Control and Share Transfer Agreement, dated contemporaneously herewith, by and among Profile, Licensee, Clinical Network, Inc., Clinical Network, LLC and CS Medical Technologies, LLC contain the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

         12.2 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         12.3 Severability. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

         12.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted hereunder, successors and assigns.

         12.5 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by Licensee without the prior consent of at least a majority of the members of Licensee's Board of Directors. Any assignment which is not in accordance with this Section will be void.

         12.6 Modification, Amendment, Waiver or Termination. No provision of the Agreement may be modified, amended waived or terminated except by an instrument in writing signed by the parties to this agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

         12.7 Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

If to PROFILE:

                  Stan Graves
                  Graco Resources
                  2870 Old Rocky Ridge Road
                  Birmingham, AL 35243

With a copy to:

                  Peter C. Quittmeyer
                  Sutherland Asbill & Brennan LLP
                  999 Peachtree Street
                  Atlanta, GA 30309

If to Licensee, addressed to:

                  David Koenig
                  Solar Plastics, Inc.
                  732 30th Avenue S.E.
                  Minneapolis, MN 55414

With a copy to:

                  John Brower

                  Gray Plant Mooty Mooty & Bennett P.A.
                  33 South Sixth Street, Suite 3400
                  Minneapolis, MN 55402

Any party may change the address set forth above by notice to each other party given as provided herein.

         12.8 Headings. The headings contained in this Agreement acre for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         12.9 Governing Law. This Agreement is made in accordance with and shall be governed and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of laws rules.

         12.10 Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

         12.11 Jurisdiction and Venue. This Agreement may be enforced in any federal court or state court sitting in Ramsey or Hennepin counties, Minnesota, and each party consents to the jurisdiction and venue of any such court and waives any argument that: venue in such forum is not convenient. If any party commences any action under any tort or contract theory arising directly or indirectly from the relationship created by this Agreement in another jurisdiction or venue, any other party to this Agreement shall have the option of transferring the case to the above-described venue or jurisdiction or, if such transfer cannot be accomplished, to have such case dismissed without prejudice.

         12.12 Waiver of Jury Trial. Each party irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

         12.13 Remedies. The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations this Agreement, any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

         12.14 Expenses. Except as otherwise expressly provided for herein, each party will pay its own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

         12.15 Advice of Counsel. Each party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement.

         12.16 Relationship of the Parties. Neither party is, nor will be deemed to be, an agent or legal representative of the other party for any purpose. Neither party will be entitled to enter into any contracts in the name of or on behalf of the other party, and neither party will be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so. Except as provided in Section 5.7 hereof with respect to the Accepted Debt of ArMed, no party will incur any debts or make any commitments for the other.

         12.17 Force Majeure. Neither party will be liable to the other for loss or damages or will have any right to terminate this Agreement for any default or delay (except any default or delay in the payment of money due hereunder) attributable to any fire, floods, earthquake, embargo, war, act of war (whether declared or not), insurrections, riots,, civil commotions, strikes, lockouts or other labor disturbances, acts of God or act, omission or delay in acting by any governmental authority or the other party, if the party affected will give prompt notice of any such cause to the other party. The party giving such notice will thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty
(30) days thereafter; provided, however, that such affected party commences and continues to take reasonable and diligent actions to cure such cause.

         12.18 Export Control. Licensee acknowledges that the Licensed Technology and .Devices may be subject to the export control laws and regulations of the United States of America and it hereby agrees to obey any and all such laws and regulations. Licensee agrees not to take any actions that would cause either party to violate the U.S. Foreign Corrupt Practices Act of 1977, as amended.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including the Exhibits attached hereto and incorporated herein by reference.

PRO URO CARE INC.                           PROFILE, LLC

By:      [signature illegible]              By:      [signature illegible]

Title:   President                          Title:   Manager

                      FIRST AMENDMENT TO LICENSE AGREEMENT

         This Amendment to License Agreement is entered into as of this 22 day of March, 2002, by and between Profile, L.L.C., a Delaware limited liability company ("Profile") and Pro Uro Care Inc., a Minnesota corporation ("Licensee").

                                    Recitals:

         A. The parties entered into a License Agreement effective January 14, 2002 ("License Agreement"); and

         B. The parties desire to amend the License Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

         1. Subsection 7.2(b) is hereby eliminated in its entirety and shall have no further force or effect.

         2. Except as amended hereby, the License Agreement shall remain in full force and effect and binding upon and enforceable against the parties thereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above referenced.

                                      PRO URO CARE INC.



                                      By: /s/ Michael Grossman
                                      Its: President


                                      PROFILE, L.L.C.



                                      By: [signature illegible]
                                      Its: Manager

                                   EXHIBIT A

                            LIST OF LICENSED PATENTS

                                     PROFILE
                         SUMMARY OF PATENTS/APPLICATIONS

  Patent or Application
         No                                          Title                              Status
-----------------------------------------------------------------------------------------------------
  U.S. 5,860,934              Method and Device for Mechanical Imaging of Breast    Issued 01/19/99
  (CIP of App 07/994,109)
-----------------------------------------------------------------------------------------------------
  EP 97905986.2               Method and Device for Mechanical Imaging of Breast    Filed 08/31/98
-----------------------------------------------------------------------------------------------------
  Japan 09-530984             Method and Device for Mechanical Imaging of Breast    Filed 08/27/98
-----------------------------------------------------------------------------------------------------
  U.S. 5,833,633              Device for Breast Haptic Examination Filed 11/03/97   CIP of 5,524,636)
                                                                                    Issued 11/10/98
-----------------------------------------------------------------------------------------------------
  U.S. 5,785,633              Method and Device for Mechanical Imaging of Prostate  Filed 02/27/96
   CIP of 5,524,636)                                                                Issued 07/28/98
-----------------------------------------------------------------------------------------------------
  EP 97907654.4               Method and Device for Mechanical Imaging of Prostate  Filed 09/10/98
-----------------------------------------------------------------------------------------------------
  JP 09-530983                Method and Device for Mechanical Imaging of Prostate  Filed 08/27/98
-----------------------------------------------------------------------------------------------------
  U.S. 5,836,894              Apparatus FOR MEASURING MECHANICAL PARAMETERS of the  Filed 06/10/97
   (CIP of 5,524,636)         PROSTATE AND FOR IMAGING THE PROSTATE Using such      Issued 11/17/98
                              Parameters
-----------------------------------------------------------------------------------------------------
  U.S. 5,922,018              Method for USING A TRANSRECTAL PROBE TO MECHANICALLY  Filed 06/10/97
   CIP of 5,524 636           Image the Prostate Gland                              Issued 07/13/99
-----------------------------------------------------------------------------------------------------
  U.S. 5,524,636              Method and Apparatus for ELASTICITY IMAGING           Filed 12/21/92
                                                                                    Issued 06/11/96
-----------------------------------------------------------------------------------------------------
  U.S. 5,265,612              Intracavity Ultrasonic Device for Elasticity Imaging  Filed 12/21/92
                                                                                    Issued 11/30/93
-----------------------------------------------------------------------------------------------------
  U.S. 6,142,959              Device for Palpation and Mechanical Imaging of the    Filed 07/22/99
                              Prostate                                              Issued 11/07/00
-----------------------------------------------------------------------------------------------------
  PCT/US00/19756              Device for Palpation and Mechanical Imaging of the    Filed 07/21/00
                              Prostate
-----------------------------------------------------------------------------------------------------
  U.S. 09/843,056             Apparatus and Method for Mechanical
                              IMAGING OF BREAST                                     Filed 04/26/01
-----------------------------------------------------------------------------------------------------
  PCT/US01/13551              Apparatus  AND  METHOD  FOR  MECHANICAL  IMAGING  OF  Filed 4/26/01
                              BREAST
-----------------------------------------------------------------------------------------------------
  U.S. 60/200 433             Apparatus  AND  METHOD  FOR  MECHANICAL  IMAGING  OF  Filed 4/28/00
                              BREAST
-----------------------------------------------------------------------------------------------------
  U.S. 09/819,419             Real Time Mechanical Imaging of the Prostate          Filed 03/28/01
-----------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                       REQUIRED PATENT EXPENDITURES DURING
                                 NEXT 12 MONTHS

      Attached hereto is a copy of a letter from the law firm of Mathews, Collins, Shepherd & Gould detailing expected costs on existing patents and patent applications. For purposes of this exhibit, it is understood that only expenditures shown in said letter, which are required in the next 12 months, constitutes part of the exhibit.

      In addition, attached to the letter is a schedule showing filing costs and prosecution costs and maintenance fees in various countries for patents. The parties have agreed that during the next 12 months, the only countries in which filings will be made are the European Patent Office and in Japan. These filings will be made only for patent file number 4774-106WO, Device for Palpation and Mechanical Imaging of the Prostate, and for file number 4774-107WO, Apparatus and Method for Mechanical Imaging of Breasts.

      In the case of all expenditures referenced on this Exhibit B, it is specifically understood that the provisions of Section S.2(b) apply in any case where the expenditure is of a nature that it will provide benefits which apply both in the Field of Use and outside the Field of Use.

                                                  November 2, 2001

Via E-Mail
Mr. Todd E. Leonard
President & C.0.0.
ArMed L.L.C.
10201 Wayzata Boulevard, Ste.150
Minneapolis, Minnesota 55305

         RE:      Status Report of ArMed LLC Patent Files
                  Our Ref.: 4774-101 US
                  =====================================================

Dear Todd:

      In accordance with your request, the following lists the status and cost estimates of your patent matters.

PROSTATE
File No.          Title                              Status                                    Cost Estimate
--------          -----                              ------                                    -------------

4774-103US      Method and Device for                U.S. Patent No. 5,785,663
                Mechanical Imaging of                Issued July 28, 1998
                Prostate
                                                     Maintenance Fees Due:
                                                     January 28, 2002 (3.5 years)                $ 440.00
                                                     January 28, 2006 (7.5 years)                $1010.00
                                                     January 28, 2010 (11.5 years)               $1550.00
4774-103EP      Method and Device for                Filed September 10, 1998
                Imaging the Prostate                 Annual Fee due February 28, 2002            $ 900.38
                                                     Possible Examination by
                                                     Examiner and Related Costs                  $1500-$4000
4774-103JP      Method and Device for                Filed August 27, 1998

                Imaging the Prostate                 Request for Examination to be filed         $1830.00
                                                     by February 18, 2004
4774-103.1      Apparatus for Measuring              U.S. Patent No. 5,836,894
                Mechanical Parameters of             Issued November 17, 1998
                the Prostate and for                 Maintenance Fees Due:
                Imaging the Prostate                 May 17, 2002 (3.5 years)                    $ 440.00
                Using Such Parameters                May 17, 2006 (7.5 years)                    $1010.00
                                                     May 17, 2010 (11.5 years)                   $1550.00

 File No.                      Title                  Status                                      Cost Estimate
 --------                      -----                  ------                                      -------------
 4774-103.2      Method for Using a                   U.S. Patent No. 5,922,018
                 Transrectal Probe to                 Issued July 13, 1999
                 Mechanically Image the
                 Prostate Gland                       Maintenance Fees Due
                                                      January 13, 2003 (3.5 years)                $ 440.00
                                                      January 13, 2007 (7.5 years)                $1010.00
                                                      January 13, 2011 (11.5 years)               $1550.00

 4774-106US      Device for Palpation                 U.S. Patent No. 6,142,959
                 and Mechanical Imaging               Issued November 7, 2000
                 of the Prostate
                                                      Maintenance Fees Due
                                                      May 7, 2004 (3.5 years)                     $ 440.00
                                                      May 7, 2008 (7.5 years)                     $1010.00
                                                      May 7, 2012 (11.5 years)                    $1550.00

 4774-106WO      Device for Palpation                 National Stage Filing                       Costs depend on
                 and Mechanical Imaging               Due January 22, 2002                        countries designated
                 of the Prostate                      Need Instructions by                        for National Stage
                                                      December 22, 2001                           filing (See attached chart)


 4774-108US        Real Time Mechanical               Filed March 28, 2001
                   Imaging of the Prostate            Pending
                                                      PCT Application Due                               $3500-$4500
                                                      March 28, 2002
                                                      Possible Examination by                           $1000-$3500
                                                      Examiner and Related Issue Fees

BREAST

 FILE NO.           TITLE                              STATUS                                      COST ESTIMATE
 --------           -----                              ------                                      -------------
                    Method and Device for
 4774-102US         Mechanical Imaging of              U.S. Patent No. 5,860,934
                    Breast                             Issued January 19, 1999
                                                       Maintenance Fees Due:
                                                       July 19, 2002 (3.5 years)                   $ 440.00
                                                       July 19, 2006 (7.5 years)                   $1010.00
                                                       July 19, 2010 (11.5 years)                  $1550.00

 4774-102.1         Device for Breast Haptic           U.S. Patent No. 5,833,633
                    Examination                        Issued November 10, 1998
                                                       Maintenance Fees Due:
                                                       May 10, 2002 (3.5 years)                    $ 440.00
                                                       May 10, 2006 (7.5 years)                    $1010.00
                                                       May 10, 2010 (11.5 years)                   $1550.00

 4774-102EP         Method and Device for              Filed August 31, 1998
                    Mechanical Imaging of              Annual Fee due February 18, 2002            $900.38
                                                       Possible Examination by
                                                       Examiner and Related Costs                  $1500-$4000

 4774-102JP         Method and Device for              Filed August 27, 1998
                    Mechanical Imaging of              Request for Examination must be             $1830.00
                    Breast                             filed by February 18, 2004

 4774-1 07US        Apparatus and Method               Filed April 26, 2001
                    for Mechanical Imaging             Pending
                    of Breast
                                                       Possible Examination by                     $1000-$3500
                                                       Examiner and Related Issue Fees

 4774-107WO        Apparatus and Method                Filed April 26, 2001                        Costs depend on
                   for Mechanical Imaging              Pending                                     countries designated for
                   of Breast                           Demand Filed                                National Stage filing
                                                       National Phase Filing Due                   (See attached chart)
                                                       October 28, 2002 - Need
                                                       Instructions by September 28, 2002

MISCELLANEOUS

 File N .          Title                               STATUS                                      Cost Estimate
 --------          -----                               ------                                      -------------
 4774-104          Method and Apparatus                U.S. Patent No. 5,524,636
                   for Elasticity Imaging              Issued June 11, 1996
                                                       Maintenance Fees Due:
                                                       December 11, 2003 (7.5 years)               $1010.00
                                                       December 11, 2007 (11.5 years)              $1550.00

 4774-105          Intracavity Ultrasonic              U.S. Patent No. 5,265,612
                   Device for Elasticity               Issued November 30, 1993
                   Imaging
                                                       Maintenance Fees Due:
                                                       May 30, 2001 (7.5 years)                    $1010.00
                                                       May 30, 2005 (11.5 years)                   $1550.00

      If you have any questions, or require further assistance, please let us know.

                                        Very truly yours,


                                        MATHEWS, COLLINS, SHEPHERD & GOULD


                                        Diane Dunn McKay

DDMIev Attachment

-------------------------------------------------------------------------------------------------------------------------
                                                                                           Annuities or
                                                                                           Maintenance Fees
  Countries                                                                                Over the Lifetime of
                                Filing Costs                  Prosecution                  the Patent
-------------------------------------------------------------------------------------------------------------------------
  European Patent               10,000                                                     85,000
  Office*                                                     31,000**
-------------------------------------------------------------------------------------------------------------------------
  Australia                     2,500                         3,500                        10,000
-------------------------------------------------------------------------------------------------------------------------
  Brazil                        5,000                         5,000                        10,000
-------------------------------------------------------------------------------------------------------------------------
  Canada                        1,500                         2,000                        6,500
-------------------------------------------------------------------------------------------------------------------------
  China                         4,000                         3,500                        8,500
-------------------------------------------------------------------------------------------------------------------------
  Czech Republic                3,000                         3,000                        8,000
-------------------------------------------------------------------------------------------------------------------------
  Finland                       7,000                         3,000                        13,000
-------------------------------------------------------------------------------------------------------------------------
  Hon Kong                      3,000                         3,000                        9,000
-------------------------------------------------------------------------------------------------------------------------
  Hunk                          3,000                         3,000                        14,000
-------------------------------------------------------------------------------------------------------------------------
  Japan                         8,000                         3,000                        41,000***
-------------------------------------------------------------------------------------------------------------------------
  South Korea                   7,000                         3,500                        47,000***
-------------------------------------------------------------------------------------------------------------------------
  Mexico                        5,000                         3,500                        8,000
-------------------------------------------------------------------------------------------------------------------------
  Norway                        5,000
-------------------------------------------------------------------------------------------------------------------------
  New Zealand                   1,500                         2,500                        6,000
-------------------------------------------------------------------------------------------------------------------------
  Poland                        5,000                         3,000                        8,000
-------------------------------------------------------------------------------------------------------------------------
  Russian Federation            4,000                         3,500                        6,000
-------------------------------------------------------------------------------------------------------------------------
  Slovak Republic               2,500                         3,000                        8,000
-------------------------------------------------------------------------------------------------------------------------
  Turkey                        4,000
-------------------------------------------------------------------------------------------------------------------------
  Ukraine                       5,000                         3,000                        8,000
-------------------------------------------------------------------------------------------------------------------------

*indicated 17 designations of Austria; Belgium; Switzerland and Liechtenstein; Germany; Denmark; Spain; France; United Kingdom; Greece; Ireland; Italy; Luxembourg; Monaco; Netherlands; Portugal; and Sweden.

**includes the payment of grant fees in 17 designated countries

***Note: over half of the maintenance fees for these countries occur after the 15th year of the grant of the patent

                                    EXHIBIT C

                            PAST PATENT EXPECTATIONS

Past Payments to Mathews, Collins, Shepherd & Gould:

YEAR              AMOUNT
----              ------

1999              $17,28
2000              $20,823
2001              $32,421

Payments to Artann Laboratories for Patent Drafting of various Applications:
$25,000 total

TOTAL PAYMENTS FOR PATENTS: $95,533

**Note that prior to 1999, Artann Laboratories paid all patent expenses directly to the firm of Mathews, Collins, Shepherd & Gould. No disclosure of such amounts were made to Profile.